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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                              --------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of Earliest Event Reported):                     Commission File Number:
          JANUARY 2, 1997                                      0-22172

                              --------------------


                              MIDISOFT CORPORATION
             (Exact name of registrant as specified in its charter)



            WASHINGTON                                       91-1345532
     (State of incorporation)                             (I.R.S. Employer
                                                       Identification Number)


                            1605 N.W. SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON  98027
                                   206/391-3610
                    -----------------------------------------
                         (Address of principal executive
                          offices and telephone number)

                              --------------------

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)(1)    Previous independent accountants.

          (i) Midisoft Corporation (the "Company") dismissed Price Waterhouse LLP (the "Former Accountants") as its independent accountants on January 2, 1997.

          (ii) The Former Accountants reported on the Company's financial statements for the fiscal years ended October 31, 1994 and 1995. The reports of the Former Accountants on the financial statements for such years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The Company's Board of Directors approved the dismissal of the Former Accountants and the selection of Ernst & Young LLP as the Company's new accountants.

          (iv) Except as described below, during the Company's fiscal years ended December 31, 1994 and 1995, and through the date of this report, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants would have caused them to make reference thereto in their report on the financial statements for such years. In connection with their audit of the Company's financial statements for fiscal year 1994, the Former Accountants advised the Company and the Company's former management that they disagreed with the Company recognizing revenue for certain OEM contracts. The disagreement was discussed by the Former Accountants with the Company's former management and with the Company's Board of Directors and the matter was resolved to the Former Accountants' satisfaction.

               Except as described below, during the fiscal years ended December 31, 1994 and 1995 and through the date of this report, the Former Accountants did not advise the Company with respect to the matters described in paragraphs (a)(1)(vi)(B)(1) through (3) of Item 304 of Regulation S-B. In connection with the Former Accountants' audit of the Company's financial statements for fiscal year 1994 subsequent to original issuance of the financial statements, information came to the attention of the Former Accountants which caused them to perform additional procedures which resulted in their unwillingness to rely upon the representations of the Company's former management regarding the December 31, 1994 financial statements, and to expand the scope of their audit work. These matters were discussed with the Company's former management and the Company's Board of Directors. The Former Accountants' further audit work led to a restatement of the Company's financial statements for the year ended December 31, 1994 to reverse certain revenue previously recognized in the Company's 1994 financial statements in a manner satisfactory to the Former Accountants. The Former Accountants also advised the Board of Directors and former management of matters considered to be reportable conditions related to internal accounting controls under standards established by the AICPA. These matters related to the Company's policies and procedures for recognizing revenue in its financial statements. The Company's current management has adopted and implemented additional internal accounting controls to address these matters, and the Former Accountants have not issued any subsequent reports to the Company which include reportable conditions.

               Each of the events described in this report occurred prior to the appointment of the Company's existing executive officers. In particular, the Company's executive officers at the time of each of the events described herein consisted of Raymond Bily, Chairman; Ronald Risdon, President, and Calvin Dyer, Chief Financial Officer.

               The Company has authorized the Former Accountants to respond fully to any inquiries of Ernst & Young LLP concerning the subject matter of the events described above.

(a)(2) The Registrant engaged Ernst & Young LLP, as its new independent accountants effective January 2, 1997. During the two fiscal years preceding its appointment and through the date hereof, the Company had not consulted with Ernst & Young LLP on items regarding:

          (i) The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; there was no written or oral advice provided that was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or

          (ii) Any matter that was the subject of a disagreement or event required to be identified pursuant to paragraph (a)(1)(iv) of
               Item 304 of Regulation S-B.

(a)(3) The Company has provided the Former Accountants with a copy of the foregoing disclosures and has requested in writing that the Former Accountants furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. A copy of such letter is filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c) The letter of the Former Accountants is filed as an exhibit to this report in accordance with the provisions of Item 601 of Regulation S-B.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MIDISOFT CORPORATION



Date:  January 9, 1997        By:  /s/ MELINDA A. BRYDEN
                                 --------------------------------------------
                                   Melinda A. Bryden, Chief Financial Officer






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